Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statements No. 333-217595, 333-197882, 333- 185501, 333-182379, 333-171318, 333-151992, 333-135973, 333-114007, 333-270479 and 333-273810 on Form S-8 and the registration statement No. 333-293137 on Form S-3ASR of NRG Energy, Inc. of our report dated June 27, 2025, with respect to the combined financial statements of Fund III Projects, which report appears in the Form 8-K of NRG Energy, Inc. dated March 2, 2026.

/s/ KPMG LLP

Philadelphia, Pennsylvania
February 27, 2026